EXHIBIT 10.1


                          FUNDING COMMITMENT AGREEMENT


     This Funding Commitment Agreement (the "Agreement"), dated as of October __, 2007 (the "Effective Date"), is being made and entered into by and between Mortgage Assistance Center Corporation, a Florida corporation (hereinafter referred to as the "Company"), and Bob Mangold, an individual ("Mangold"). FAX/MACC, L.P. and W. C. Payne Investments (collectively, the "Investors") are also party to this Amendment for the limited purpose of Section 3.2. Each of the Company, the Investors and Mangold are sometimes referred to in this Agreement as a "Party," and collectively, as the "Parties."

                                   BACKGROUND:

     A. Mangold either directly or through an entity owned or controlled in whole or in part by him ("Lender") has previously provided to the Company in excess of $9 million in debt financing for the Company's operations and real estate portfolio acquisition activities and desires to continue to provide such debt financing.

     B. The Company, due to a variety of circumstances, is in need of short-term capital to fund its operating activities.

     C. Lender is willing to provide the Company with short-term capital for operations and willing to continue to provide debt and equity financing for the Company's portfolio acquisition activities, subject to the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

                                   ARTICLE I
                               FUNDING COMMITMENT

     1.1 Short Term Financing. In contemplation of this Agreement, but prior to the Effective Date, Lender loaned the Company an aggregate of $300,000, of which $100,000 was evidenced by a demand promissory note in the form attached hereto as Exhibit A, and $200,000 was evidenced by a sixty (60) day promissory note in the form attached hereto as Exhibit B.

     1.2 Debt Financing Commitment. In addition to the short-term financing contemplated under Section 1.1 above, Mangold shall use his best efforts to provide or otherwise source to the Company up to $30,000,000 in financing, if and when requested in writing by the Company, during the period beginning on the Effective Date and ending 12 months later on the first anniversary of the Effective Date (the "Term"). Notwithstanding the foregoing, Mangold shall have no liability to the Company in the event he is unable to provide financing to the Company, if and when so requested; provided that, until Mangold has fulfilled his commitment to the Company under this Section 1.2, neither Mangold, nor any entity that is owned in whole or part or controlled in whole or part by Mangold shall provide any debt, equity or other financing to any other party (a) whose primary business is to acquire and/or rehabilitate distressed residential real estate or loans secured by residential real estate (collectively "Distressed Properties"), or (b) for the purpose of acquiring, managing or reselling Distressed Properties.

     1.3 Equity Investments. In the event equity Lender provides or otherwise sources equity to the Company, the parties shall ensure that such equity shall not be invested so as to create a "security" as defined under the applicable State and Federal securities laws.

     1.4 Compliance with Laws. Lender represents and warrants to the Company that Lender is not in violation of, and the performance of its services and provision or sourcing of financing to the Company hereunder will not violate, any applicable law, decree, order or regulation (including, without limitation, those relating to any state or federal securities laws), applicable to Lender or its business. Lender represents and warrants that it is not a party to any consent decree issued by any governmental agency, authority or body that would prohibit or prevent the consummation of the transactions contemplated under this Agreement. Lender agrees to cooperate with the Company and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the Company, including, but not limited to the delivery of a legal opinion reasonably satisfactory to the Company's counsel, to better evidence Lender's compliance with this Section 1.4.

                                   ARTICLE II
                                 LOANS AND NOTES

     2.1 Promissory Notes. All debt financing provided by Lender shall be in the form of loans to the Company and will be evidenced by promissory notes in increments of no less than $500,000 per note with the following maturities and interest rates (a) a maturity of 24 months with an interest rate of no more than 12% per annum, and (b) a maturity of 36 months with an interest rate of no more than 14% per annum, in each case in the form attached hereto as Exhibit C (the "Notes"). If, during the Term, Lender offers to the Company a loan under the terms and conditions of this Agreement, the Company will accept the loan and execute appropriate Notes within ten (10) business days of Lender's offer; provided, however, that in no event shall the Company be obligated to accept one or more Notes, if and to the extent (i) the Company has provided Lender with thirty (30) days prior written notice that the Board of Directors of the Company has determined that the Company is not in need of additional funding at the particular time set forth in the notice; (ii) the aggregate Notes accepted by the Company under this Agreement would exceed $30,000,000, (iii) the Board of Directors of the Company reasonably determines that obligating the Company under the subject Note could be construed as a violation of its fiduciary duty to the Company or its shareholders; or (iv) Lender is in material breach of any of its representations or warranties at the time such Note is offered.

     2.2 Interest Rate. Interest on the amounts advanced under the Notes shall begin to accrue as of the date the subject amounts are advanced and the interest rate shall be computed at the rate set forth in the applicable Note, for the actual number of days elapsed and on the basis of a year consisting of 360 days, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued.

     2.3 Security Interest. Within twenty (20) business days of Lender providing debt financing to the Company, the Company shall provide Lender with a security interest with respect to such financing, in and to one or more of the Company's real estate loan portfolios having a value (as determined by a broker's price opinion issued by a third party real estate broker selected by the Company) equal to at least 120% of the amount of the financing provided, or the Company shall secure the Note with actual cash equivalent collateral.

     2.4 Home Office Payment. The Company will pay all sums becoming due on Notes for principal and interest to the Lender in cash (by check or wire transfer to the account(s) designated in writing by such Lender) at the address specified below for Mangold, or by such other method or at such other address as the Lender shall have from time to time specified to the Company in writing for



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

such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, Lender shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at its principal executive office.

     2.5 Maximum Lawful Rate. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Lender exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to the Lender in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, the Lender shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the applicable Notes, as the case may be, in such manner as may be determined by the Lender, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Notes, as the case may be, such excess shall be refunded to the Company. Further, Lender's obligation to provide the Company with any financing shall be suspended when, and for so long as, the maximum interest rate permissible under applicable law is less than twelve percent (12%).

     2.6 Origination Fees. Lender shall be entitled to a cash fee equal to five percent (5%) of any and all amounts advanced under the Notes or joint venture equity actually funded to the Company as originated by Lender, with such cash fee to be due and payable to Lender immediately at funding of the Notes or joint venture in the form of a certified or cashiers check.

     2.7 Modification of Letter Agreement. The Parties agree that the previous letter agreement granting Mangold equity in the Company in the form of warrants to purchase common stock as compensation for arranging debt financing is hereby amended so as to eliminate such warrant compensation, with the understanding that all other terms and conditions of such previous letter agreement are ratified and confirmed hereby.

                                  ARTICLE III
                                   CONDITIONS

     Simultaneously  with,  and  as  a  condition  to,  the  execution  of  this
Agreement:

     3.1 FAX/MACC Agreement. The Company shall execute an Amendment and Agreement (the "Amendment and Agreement") with the Investors, William G. Payne and Rod Cain Jones providing, among other things, that the Investors shall receive 267,347,556 shares of common stock of the Company ("Common Stock") in exchange for (a) $1,000,000 in cash as an equity investment in the Company, and
(b) with the understanding that the Amendment and Agreement shall not affect the outstanding shares of the Company's Series A Preferred Stock, $.001 par value per share; however, the Parties agree that any and all warrants for Common Stock of the Company held by the Parties shall be voided and of no further force and effect, all in exchange for the consideration as set forth in this Agreement and in the Amendment and Agreement.

     3.2 Board Representation. The Company, Mangold and the Investors each hereby agree that for so long as the principal balance outstanding under the Notes is $5,000,000 or more, Mangold and the Investors shall vote all shares of Common Stock over which Mangold and such Investor have control, in favor of (a) one nominee for the Company's Board of Directors designated by Mangold, and (b) two nominees for the Company's Board of Directors designated by the Investors.



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


     3.3 Board Approval. The Company's Board of Directors shall have approved this Agreement.


                                   ARTICLE IV
               ISSUANCE OF COMMON STOCK; RESTRICTIONS ON TRANSFER

     4.1 Shares of Common Stock. As additional consideration for Lender to enter in to this Agreement, the Company shall:


            (a) upon the issuance of shares of Common Stock to the Investors as provided under the Amendment and Agreement (a copy of which has been provided to Lender), issue to Lender non-assignable warrants to purchase 37,522,464 shares of Common Stock (the Initial Shares") for a period of five (5) years at a strike price per share equal to the closing stock price on the Effective Date per share; and

            (b) issue to Lender additional warrants for 3,752,246 additional shares of Common Stock (the "Subsequent Shares, and together with the Initial Shares, the "Shares"), for every $2,000,000 in amounts advanced by Lender to the Company during the Term, up to a maximum of 56,283,696 Subsequent Shares. The strike price per share for the additional warrants shall be equal to the closing stock price on the day prior to the date of issuance of such warrants. Shares of Common Stock issuable to Lender under this subsection 3.2(b) shall be issued on a calendar quarterly basis, on twentieth (20th) day of the month following the end of a calendar quarter, for funds advanced to the Company during such calendar quarter.

     4.2 Restricted Securities. Lender acknowledge that the Shares will not be registered under the Securities Act of 1933, as amended, and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Company is not required to register the Shares.

     4.3 Lender's Representations. Mangold hereby represents and warrants to the Company (and each Lender will do so again with the issuance of each warrant) that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is acquiring the Shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Company may place an appropriate legend on the Shares owned by Lender concerning the restrictions set forth in this Article IV.

                                   ARTICLE V
                                    COVENANTS

     After the Effective Date and for so long as the principal balance outstanding under all Notes is $5,000,000 or more, unless Mangold shall otherwise consent in writing:

     5.1 Conduct of Business. The Company will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and in good standing in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Without limiting the generality of the foregoing, except as contemplated under this Agreement or under the Amendment and Agreement, the Company will not take any action to change the members of its board of directors (except to the extent such change results from the election of the nominees designated by Mangold or the Investors as contemplated under Section 3.2 above).

     5.2 Insurance. The Company will maintain with financially sound and reputable insurance companies insurance on all its respective properties whether real, personal, tangible, intangible, or mixed (collectively "Property"), in such amounts and covering such risks as is consistent with sound business practice.

     5.3  Compliance  with  Laws.  The  Company  will  comply,  in all  material
respects,  with  all  laws,  rules,   regulations,   orders,  writs,  judgments,
injunctions, decrees or awards to which it may be subject.

     5.4 Maintenance of Properties. The Company will do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

                                   ARTICLE VI
                               GENERAL PROVISIONS

     6.1 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

     6.2 Headings. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     6.3 Entire Agreement. This Agreement and the Exhibits attached hereto embody the entire agreement and understanding among the Parties and supersede all prior agreements and understandings among the Parties relating to the subject matter hereof.

     6.4 Amendment. No amendment or modification to this Agreement shall be effective, unless in writing and signed by all the Parties


     6.5 Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

     6.6 Non-liability of Lender. The relationship between the Company on the one hand and the Lender on the other hand shall be solely that of borrower and lender. Lender shall not have any fiduciary responsibilities to the Company, nor shall Company have any fiduciary duties to Lender under this Agreement.

     6.7 Confidentiality. Lender agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence, except for disclosure (a) to legal counsel, accountants, and other professional advisors to such Lender, (b) to regulatory officials, (c) to any person as required by law, regulation, or legal process, and (d) to any person in connection with any legal proceeding to which Lender is a party.

     6.8 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at (a) its address or facsimile number set forth on the signature pages hereof or (b) such other address or facsimile number as such party may hereafter specify. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72



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

hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section. All statements, notices, closing documents, and requests hereunder shall be furnished to Lender.

     6.9 CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS.

     6.10 VENUE. THE EXCLUSIVE JURISDICTION FOR ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS SHALL BE IN THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS AND EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

     6.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by each Party.

     The Parties have executed this Agreement as of the date first above written.

                                     MORTGAGE ASSISTANCE CENTER
                                     CORPORATION, a Florida corporation



                                     By: /s/ Ron Johnson
                                     Ron Johnson, President

                                     Address for Notice:

                                     1341 W. Mockingbird Lane, Suite 1200W
                                     Dallas, Texas 75247
                                     Facsimile: 214-670-0001


                                     MANGOLD



                                     By: /s/ Robert Mangold
                                     Robert Mangold, Individually and personally

                                     Address for Notice:
                                     _______________________________________
                                     _______________________________________
                                     Facsimile:        _____________________





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



For the limited purpose of Section 3.2 above:

                                         W.C PAYNE INVESTMENTS, LLC



                                         By: /s/ W. C, Payne
                                         W. C. Payne, Managing Member

                                         Address for Notice:
                                         _______________________________________
                                         _______________________________________
                                         Facsimile:        _____________________

                                         FAX/MACC, L.P.

                                         By: Family Access Exchange II, L.P.
                                         General Partner

                                         By:  FAX GenPar, L.L.C.
                                         General Partner


                                         By:/s/ Rod Cain Jones
                                         Rod Cain Jones, President

                                         Address for Notice:

                                         100 Crescent Court
                                         Suite 200
                                         Dallas, Texas 75201

                                         Facsimile: 214-720-2006







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                                    EXHIBIT A

                                   DEMAND NOTE

                                    EXHIBIT B

                                 SIXTY DAY NOTE

                                    EXHIBIT C

                            FORM OF PROMISSIORY NOTE







































                                      C-1